Exhibit 99.-j(2)

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852

     Jules Buchwald                               47, Avenue Hoche
         COUNSEL                                     75008 Paris
   TEL (212) 715-7507                                  France
   FAX (212) 715-9507
jbuchwald@kramerlevin.com

                                                     July 31, 2002




North American Government Bond Fund, Inc.
535 Madison Avenue
New York, New York 10022

         Re:      North American Government Bond Fund, Inc.
                  File Nos. 33-53598; 811-7292

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 12 to Registration Statement No. 33-53598.

                                Very truly yours,




                                /s/ Kramer Levin Naftalis & Frankel LLP
JB:pt